SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 14, 2003

Education Management Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-21363	25-1119571
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania, 33rd Floor	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 562-0900

Item 5.    Other Events and Regulation FD Disclosure.

On July 14, 2003, Education Management Corporation (the “Company”) issued a press release attached as Exhibit 99.1, announcing that it had completed its previously-announced acquisition of South University. The information contained in this press release is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit 99.1        Press release dated July 14, 2003 regarding agreement to acquire South University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ ROBERT T. MCDOWELL
Robert T. McDowell Executive Vice President and Chief Financial Officer

Dated: July 14, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 14, 2003 regarding completion of acquisition of South University.